EXHIBIT 21 - SUBSIDIARIES

                                                          State or Other
                                                           Jurisdiction
       Subsidiary                                        of Incorporation

Cosco Fire Protection, Inc. -A                            California
Environmental Energy Company                              California
Firetrol Protection Systems, Inc.                         Utah
Gary Concrete Products, Inc. -A                           Georgia

HL Capital Corp.                                          California
Lynx Golf, Inc.                                           California
Lynx Golf (Canada) Ltd. -B                                Ontario, Canada
Lynx Golf (Scotland) Limited -B                           United Kingdom

National Energy Production Corporation                    Washington
NEPCO of Australia, Inc. -C                               Washington
NEPCO of Canada, Inc. - C                                 Delaware
NEPCO of Ford Heights, Inc. -C                            Illinois

Nuevo Camino Constructors Co.                             California
Operational Energy Corp. -C                               California
Sharyn Steam, Inc.                                        California
Zurn Constructors, Inc.                                   California

Zurn Export, Inc.                                         U.S. Virgin Islands
Zurn Industries Limited                                   Ontario, Canada
Zurco, Inc.                                               Delaware

A-Subsidiary of Zurn Constructors, Inc.
B-Subsidiary of Lynx Golf, Inc.
C-Subsidiary of National Energy Production Corporation




















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